                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-12
                       Allied Healthcare Products, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

--------------------------------------------------------------------------------

(ALLIED HEALTHCARE PRODUCTS INC.)
Corporate Office
1720 Sublette Avenue
St. Louis, MO 63110
(314) 771-2400
fax (314) 771-1806
(800) 444-3954

                                          October 13, 2003

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders which will be held at the Corporate Headquarters of Allied Healthcare Products, Inc., 1720 Sublette, St. Louis, Missouri 63110 at 9:00 a.m., Central Time, on Friday, November 14, 2003. On the following pages you will find the formal Notice of Annual Meeting and Proxy Statement.

     Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted at the meeting. Accordingly, please date, sign and return the enclosed proxy card promptly.

     We hope that you will attend the meeting and look forward to seeing you there.
                                          Sincerely,

                                          -s- John D. Weil
                                          John D. Weil
                                          Chairman of the Board

                                          -s- Earl R. Refsland
                                          Earl R. Refsland
                                          Chief Executive Officer

                        ALLIED HEALTHCARE PRODUCTS, INC.
                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           FRIDAY, NOVEMBER 14, 2003

                         ------------------------------

To the Stockholders of
Allied Healthcare Products, Inc.:

             The Annual Meeting of Stockholders of Allied Healthcare Products, Inc., a Delaware corporation (the "Company"), will be held at the Corporate Headquarters of Allied Healthcare Products, Inc., 1720 Sublette, St. Louis, Missouri 63110 on Friday, November 14, 2003 at 9:00 a.m., Central Time, for the following purposes:

                      (1) To elect five directors to serve until the next Annual
                 Meeting of Stockholders or until their successors are elected and qualified;

                      (2) To transact such other business as may properly come
                 before the meeting or any adjournment thereof.

             The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

             Only stockholders of record at the close of business on October 1, 2003 are entitled to notice of and to vote at the meeting. A list of stockholders of the Company at the close of business on October 1, 2003 will be available for inspection during normal business hours from November 1 through November 14, 2003 at the offices of the Company at 1720 Sublette Avenue, St. Louis, Missouri 63110 and will also be available at the meeting.

                                          By Order of the Board of Directors,

                                          /s/ Daniel C. Dunn
                                          Daniel C. Dunn
                                          Vice President-Finance, Chief
                                          Financial Officer
                                          Secretary & Treasurer
St. Louis, Missouri
October 13, 2003

      PLEASE FILL OUT, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT IN THE ACCOMPANYING POSTAGE PAID ENVELOPE, EVEN IF YOU PLAN TO ATTEND THE MEETING. YOU MAY REVOKE YOUR PROXY IN WRITING, OR AT THE ANNUAL MEETING IF YOU WISH TO VOTE IN PERSON.

                        ALLIED HEALTHCARE PRODUCTS, INC.
                              1720 SUBLETTE AVENUE
                           ST. LOUIS, MISSOURI 63110
                         ------------------------------

                                PROXY STATEMENT
                         ------------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                           FRIDAY, NOVEMBER 14, 2003
                         ------------------------------

                     SOLICITATION AND REVOCATION OF PROXIES

     The enclosed proxy is solicited by the Board of Directors of Allied Healthcare Products, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 9:00 a.m., Central Time, Friday, November 14, 2003, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Corporate Headquarters of Allied Healthcare Products, Inc., 1720 Sublette, St. Louis, Missouri 63110. The proxy is revocable at any time prior to its exercise by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

     This proxy material is first being sent to stockholders on or about October 13, 2003.

                      OUTSTANDING SHARES AND VOTING RIGHTS

     Stockholders of record at the close of business on Wednesday, October 1, 2003 are entitled to notice of and to vote at the Annual Meeting. As of the close of business on that date, there were outstanding and entitled to vote 7,813,932 shares of common stock, $.01 par value ("Common Stock"), each of which is entitled to one vote. No cumulative voting rights exist under the Company's Amended and Restated Certificate of Incorporation. For information regarding the ownership of the Company's Common Stock by holders of more than five percent of the outstanding shares and by the management of the Company, see "Security Ownership of Certain Beneficial Owners and Management."

     For purposes of determining the presence of a quorum and counting votes on the matters presented, shares represented by abstentions and "broker non-votes" (described below) will be counted as present, but not as votes cast, at the Annual Meeting. Under Delaware law and the Company's By-laws, the election of directors at the Annual Meeting will be determined on the basis of the five candidates receiving the highest pluralities of votes cast at the Annual Meeting. Any other matters submitted for consideration at the Annual Meeting requires the affirmative vote of the holders of a majority of the Company's Common Stock represented and voting at the Annual Meeting for approval. Proxies submitted by brokers that do not indicate a vote for some of the proposals because the brokers don't have discretionary voting authority and haven't received instructions from the beneficial owners on how to vote on those proposals are called "broker non-votes." Since the sole known item for consideration at the meeting is the election of directors, "broker non-votes" are not expected to affect results.

                                   ITEM NO. 1

                             ELECTION OF DIRECTORS

     The Company's Board of Directors is comprised of a single class. The directors are elected at the Annual Meeting of the Stockholders of the Company and each director elected holds office until his or her successor is elected and qualified. The Board currently consists of five members. The stockholders will vote at the 2003 Annual Meeting for the election of five directors for the one-year term expiring at the Annual Meeting of

Stockholders in 2004. There are no family relationships among any directors or executive officers of the Company.

     The persons named in the enclosed proxy will vote for the election of the nominees named below unless authority to vote is withheld. All nominees have consented to serve if elected. In the event that any of the nominees should be unable to serve, the persons named in the proxy will vote for such substitute nominee or nominees as they, in their discretion, shall determine. The Board of Directors has no reason to believe that any nominee named herein will be unable to serve.

     The Board of Directors recommends voting "FOR" each of the nominees named below.

     The following material contains information concerning the nominees for election as Directors.

      NAME OF NOMINEE           AGE                 PRINCIPAL OCCUPATION                  DIRECTOR SINCE
      ---------------           ---                 --------------------                  --------------
Brent D. Baird..............    64     Chairman of First Carolina Investors, Inc.         April 1999
James B. Hickey.............    50     President and Chief Executive Officer of           February 1998
                                       Pulmonetic Systems, Inc. Minneapolis, MN
William A. Peck.............    70     Director, Center for Health Policy, Washington     April 1994
                                       University, St. Louis, Missouri
Earl R. Refsland............    60     President and Chief Executive Officer of the       September 1999
                                       Company, St. Louis, Missouri
John D. Weil................    63     Private Investor                                   August 1997

     Except as set forth below, each of the nominees has been engaged in his principal occupation described above during the past five years.

     Mr. Baird is a private investor and Chairman of First Carolina Investors, Inc., a closed-end, non-diversified management investment company (listed on the Boston Stock Exchange). Mr. Baird currently serves as a director of First Carolina Investors, Inc., M & T Bank Corporation, Todd Shipyards Corporation and Merchants Group, Inc.

     Mr. Hickey has served as President and Chief Executive Officer of Pulmonetic Systems, Inc. since October 2001. Mr. Hickey served as President and Chief Executive Officer of Angeion Corporation, based in Minneapolis, Minnesota from July 1998 to January 2000. Mr. Hickey served as President and Chief Executive Officer of Aequitron Medical from 1993 to 1997. Mr. Hickey currently serves as a director of Vital Images, Inc. and Pulmonetic Systems, Inc.

     Dr. Peck is currently serving as the Wolfe Distinguished Professor at Washington University and Director of the Center for Health Policy. From 1993 to June 2003, Dr. Peck served as Executive Vice Chancellor for Medical Affairs at Washington University and from 1989 to June 2003, Dean of the School of Medicine at Washington University, St. Louis, Missouri. Dr. Peck currently serves as a director of Reinsurance Group of America, Angelica Corporation and Hologic Corporation.

     Mr. Refsland has served as President and Chief Executive Officer of the Company since September 1999. From February 1999 to January 2000, Mr. Refsland served as Director and Chairman of the Board of Andros Technologies. From May 1995 to March 1998, Mr. Refsland served as President and CEO of Photometrics Limited. Mr. Refsland previously served as Chief Executive Officer and member of the Board of Directors of Allied Healthcare Products, Inc. from 1986 to 1993.

     Mr. Weil has served as President of Clayton Management Co. since 1973. Mr. Weil currently serves as a director of Pico Holdings, Inc and Baldwin & Lyons, Inc. Mr. Weil also serves as a member of the Board of Trustees of Washington University, St. Louis, Missouri.

     In December 2002 an action initiated by the Securities and Exchange Commission ("SEC") against Mr. Weil was settled simultaneously with its filing pursuant to a consent agreement entered into by Mr. Weil. The SEC alleged violations of the anti-fraud provisions of the federal securities laws arising in connection with transactions in the securities of Kaye Group, Inc. ("Kaye Group") involving material non-public information. Mr. Weil was not an officer or director of Kaye Group. The transactions cited by the SEC in its complaint involved less than one percent of the securities of Kaye Group beneficially owned by Mr. Weil and less than one-tenth of one percent of the Kaye Group's outstanding shares. Mr. Weil consented to the entry of a final judgment of permanent injunction and other relief, including disgorgement of alleged profits in the amount of $47,000 and civil penalties of a like amount, but did not admit to nor deny any of the allegations in the SEC's complaint.

IF YOU SIGN AND RETURN THE PROXY FORM AND DO NOT SPECIFY OTHERWISE, WE WILL VOTE YOUR SHARES FOR THE ELECTION OF THE FIVE NOMINEES LISTED ABOVE.

BOARD MEETINGS-COMMITTEES OF THE BOARD

     The Board of Directors of the Company held four meetings during the fiscal year ended June 30, 2003. The Board of Directors presently maintains a Compensation Committee, an Audit Committee and a Governance and Nominating Committee.

     The Compensation Committee consists of Messrs. Hickey, Baird and Peck. This committee reviews and approves the Company's executive compensation policy, administers the Company's incentive compensation bonus plan and makes recommendations concerning the Company's employee benefit policies and stock option plans in effect from time to time. The Compensation Committee held one meeting during the fiscal year ended June 30, 2003.

     The Audit Committee consists of Messrs. Baird, Weil and Peck. The Charter for the Audit Committee is set forth in Appendix A to this Proxy Statement. This committee recommends engagement of the Company's independent auditors and is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its systems of internal accounting controls. The Audit Committee held three meetings during the fiscal year ended June 30, 2003.

     The Governance and Nominating Committee consists of Messrs. Peck, Baird and Weil. This committee recommends nominees to fill vacancies on the Board of Directors. The Governance and Nominating Committee did not hold any meetings during the fiscal year ended June 30, 2003. The Governance and Nominating Committee will consider nominees submitted by stockholders for inclusion on the recommended list of nominees submitted by the Company and voted on at the Annual Meeting of Stockholders in 2004 if such nominations are submitted in writing to the Company's headquarters Attention: Governance and Nominating Committee, no later than June 1, 2004.

                                 OTHER BUSINESS

     We do not know of any other matters to be presented at the meeting. If any other matter is properly presented for a vote at the meeting, your shares will be voted by the holders of the proxies using their best judgment.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

HOLDERS OF MORE THAN FIVE PERCENT BENEFICIAL OWNERSHIP

     The following table sets forth information regarding all persons known to the Company to be the beneficial owners of more than five percent of the Company's Common Stock as of August 31, 2003, based upon filings by such persons with the SEC under applicable provisions of the federal securities laws.

                                                                                PERCENT OF
                                                                SHARES OWNED    OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER                            BENEFICIALLY      SHARES
------------------------------------                            ------------    -----------
John D. Weil................................................     2,577,450(1)      32.9%
200 North Broadway
Suite 825
St. Louis, MO 63102
Brent D. Baird..............................................     1,420,300(2)      18.2%
1350 One M&T Plaza
Buffalo, NY 14203
First Carolina Investors, Inc...............................       850,000(3)      10.9%
Suite 410
1130 East 3rd Street
Charlotte, NC 28204
Richard S. Strong...........................................       785,770(4)      10.1%
Strong Capital Management
100 Heritage Reserve
Menomonee Falls, WI 53051
Dimensional Fund Advisors Inc...............................       556,400(5)       7.1%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401
Earl R. Refsland............................................       724,300(6)       8.7%
1720 Sublette
St. Louis, MO 63110

-------------------------
(1) Mr. Weil directly owns 8,750 shares and is deemed to have direct ownership of an additional 15,000 shares under options, issued pursuant to the Company's Director Plans, which were exercisable at August 31, 2003, or will become exercisable within 60 days thereafter. Mr. Weil's spouse is the owner of 26,300 shares and his adult son is the owner of 10,000 shares; Mr. Weil disclaims any economic interest in such shares and such shares are not included in the total set forth above. The remaining 2,512,900 shares reflected in the table are owned by Woodbourne Partners L.P., a private investment partnership of which Clayton Management Company is the general partner. Mr. Weil is the sole director and shareholder of Clayton Management Company and as such has sole voting and dispositive power with respect to such shares. As of October 3, 2003, the holdings of Woodbourne Partners L.P. had increased by an additional 45,500 shares purchased in the market.

(2) Mr. Baird owns 81,000 shares directly and 60,000 shares indirectly. Mr. Baird also holds exercisable options to purchase 10,500 shares at a price ranging from $1.875 to $3.40 per share under the Company's Directors Plans. Affiliates and associates of Mr. Baird own the remaining shares, as to which Mr. Baird disclaims beneficial ownership. Such affiliates and associates include First Carolina Investors, Inc. which owns 850,000 shares (10.9% of the Company's outstanding stock) and The Cameron Baird Foundation which owns 235,600 shares (3.0% of the Company's outstanding stock).

(3) Also included in the table as part of the holdings of Brent D. Baird. First Carolina Investors, Inc. is a closed-end non-diversified management investment company. The directors of First Carolina Investors, Inc. are: H. Thomas Webb, III, Brent D. Baird, Bruce C. Baird, Patrick W.E. Hodgson and Theodore E.

Dann, Jr., Brent D. Baird and Bruce C. Baird are brothers and their combined ownership interest in the common stock of First Carolina Investors, Inc. (when aggregated with the beneficial interests in First Carolina Investors, Inc. held by their spouses, children, parent, siblings and various corporations, trusts and other entities associated with the Baird family) approximates 52.9% of the outstanding common stock of First Carolina Investors, Inc.

(4) Holdings reported on Form 13G as of December 31, 2002, and include 780,710 shares with shared voting power and 785,770 shares with shared dispositive power.

(5) Holdings reported on Form 13G as of December 31, 2002.

(6) Includes 542,000 shares deemed owned as a result of exercisable options.

BENEFICIAL OWNERSHIP OF MANAGEMENT AND NOMINEES

     The following table sets forth information regarding the ownership of Common Stock of the Company for each director, each executive officer named in the Summary Compensation Table and all directors and executive officers as a group as of August 31, 2003.

                                                                                PERCENT OF
                                                                SHARES OWNED    OUTSTANDING
          NAME AND POSITION(S) OF BENEFICIAL OWNER              BENEFICIALLY      SHARES
          ----------------------------------------              ------------    -----------
Earl R. Refsland............................................       724,300(1)       8.7%
  Director & Chief Executive Officer
John D. Weil................................................     2,577,450(2)      32.9%
  Chairman of the Board of Directors
Brent D. Baird..............................................     1,420,300(3)      18.2%
  Director
William A. Peck, M.D. ......................................        21,000(4)      *
  Director
James B. Hickey, Jr. .......................................        21,500(5)      *
  Director
Eldon P. Rosenstrater.......................................        31,500(6)      *
  Vice President -- Administration/Corporate Planning
Daniel C. Dunn..............................................         8,806(7)      *
  Vice President -- Finance, Chief Financial Officer and
     Secretary
Robert L. Ricks.............................................            --
  Vice President -- Sales & Marketing
Dennis W. Allen.............................................            --
  Vice President -- Operations
All directors and executive officers as a group (9
  persons)..................................................     4,804,856         56.8%

-------------------------
 * Includes options exercisable as of July 31, 2003 or becoming exercisable within 60 days thereafter.

(1) Includes 542,000 shares deemed owned as a result of exercisable options.

(2) See footnote concerning Mr. Weil's beneficial ownership in preceding table.

(3) See footnote concerning Mr. Baird's beneficial ownership in preceding table.

(4) Includes 21,000 shares deemed owned as a result of exercisable options.

(5) Includes 16,500 shares deemed owned as a result of exercisable options.

(6) Includes 27,500 shares deemed owned as a result of exercisable options.

(7) Includes 7,500 shares deemed owned as a result of exercisable options and 506 shares held in the Company's Employee Stock Option Plan.

                               EXECUTIVE OFFICERS

     The following provides certain information regarding the executive officers of the Company who are appointed by and serve at the pleasure of the Board of
Directors:

            NAME                AGE                            POSITION(S)
            ----                ---                            -----------
Earl R. Refsland............    60     Director, President and Chief Executive Officer(1)
Robert L. Ricks.............    54     Vice President -- Sales and Marketing(2)
Eldon P. Rosentrater........    49     Vice President -- Administration/Corporate Planning(3)
Dennis W. Allen.............    46     Vice President -- Operations(4)
Daniel C. Dunn..............    44     Vice President -- Finance, Chief Financial Officer Secretary
                                       & Treasurer(5)

-------------------------
(1) Mr. Refsland has been Director, President and Chief Executive Officer of the Company since September, 1999.

(2) Mr. Ricks has been Vice President -- Sales and Marketing of the Company since January, 2003. He was previously employed in various sales and marketing positions by the Company from 1980 until 1994 including Vice President of Sales and Marketing prior to his retirement from the Company in 1994. From late 1994 through 1997, Mr. Ricks served as president of the U.S. operations of Gibeck AB. From 1998 until his rehiring by the Company, Mr. Ricks engaged in private investment and consulting activities.

(3) Mr. Rosentrater has been Vice President-Administration/Corporate Planning of the Company since March, 2003. He previously held the position of Vice President -- Operations from October 1999 to 2003. Prior to that time, Mr. Rosentrater held the positions of Assistant to the President from 1998 to 1999; Director of Information Technologies from 1995 to 1998; Director of Business Development from 1993 to 1995 and Group Product Manager from 1989 to 1993.

(4) Mr. Allen has been Vice President -- Operations since March, 2003. He previously held the position of Plant Manager for Sinclair and Rush, Inc. from 1994 to 2002. Prior to that time, Mr. Allen held the position of Engineering Manager for Sterile Products Corporation, a subsidiary of American Safety Razor Corporation.

(5) Mr. Dunn has been Vice President -- Finance, Chief Financial Officer, Secretary and Treasurer since July, 2001. He previously held the position of Director of Finance at MetalTek International from 1998 to 2001. Prior to that time, Mr. Dunn held the position of Corporate Controller at Allied Healthcare Products, Inc. from 1994 to 1998.

                             EXECUTIVE COMPENSATION

     The following table summarizes the compensation paid or accrued by the Company for services rendered during the three fiscal years ended June 30, 2003 by the Chief Executive Officer and each of the Company's executive officers whose total salary and bonus exceeded $100,000 during such fiscal year (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                         ANNUAL
                                                                     COMPENSATION(1)
                                              -------------------------------------------------------------
                                              FISCAL                           STOCK OPTION     ALL OTHER
NAME & PRINCIPAL POSITION                      YEAR     SALARY(2)     BONUS       AWARDS       COMPENSATION
-------------------------                     ------    ---------     -----    ------------    ------------
                                                                               (IN SHARES)
Earl R. Refsland..........................     2003     $318,154        --            --         $24,050(3)
President and Chief Executive Officer          2002      318,830        --            --          23,568(3)
                                               2001      286,995        --            --          28,962(3)
David A. Grabowski........................     2003      101,324        --            --          90,040(4)
Vice President-Marketing                       2002      163,638        --            --          14,219(4)
                                               2001      160,370        --        15,000          18,144(4)
Philip J. Strasser........................     2003       76,547        --            --          69,775(5)
Vice President -- Sales                        2002      122,023        --            --          10,146(5)
                                               2001      127,458(7)     --        15,000           9,792(5)
Eldon P. Rosentrater......................     2003      127,316        --            --           5,396(6)
Vice President-Administration/Corporate        2002      125,826        --            --           5,298(6)
  Planning                                     2001      122,163        --        30,000           5,590(6)
Daniel C. Dunn............................     2003      132,020        --            --           5,488(6)
Vice President -- Finance and                  2002      126,156        --        30,000           5,226(6)
  Chief Financial Officer.................     2001           --        --            --              --
Robert L. Ricks...........................     2003       84,135(7)     --        30,000          36,991(8)
Vice President -- Sales and Marketing          2002           --        --            --              --
                                               2001           --        --            --              --
Dennis W. Allen...........................     2003       36,000(9)     --        30,000              --
Vice President -- Operations                   2002           --        --            --              --
                                               2001           --        --            --              --

-------------------------
(1) Excludes certain personal benefits, the total value of which was less than 10% of the total annual salary and bonus for each of the executives.

(2) Includes amounts deferred under the 401(k) feature of the Company's Retirement Savings Plan

(3) The amount shown represents matching contributions under the 401(k) feature of the Company's Retirement Savings Plan, term life and disability insurance premiums and also reflects Mr. Refsland's car allowance in the amount of $8,988 for fiscal 2003.

(4) The amount shown represents matching contributions under the 401(k) feature of the Company's Retirement Savings Plan, term life and disability insurance premiums and also reflects Mr. Grabowski's car allowance in the amount of $7,250 for fiscal 2003 and a severance package totaling $79,850. Mr. Grabowski resigned as Vice President -- Marketing on January 3, 2003.

(5) The amount shown represents matching contributions under the 401(k) feature of the Company's Retirement Savings Plan, term life and disability insurance premiums and also reflects Mr. Strasser's car allowance in the amount of $3,000 for fiscal 2003 and a severance package totaling $61,800. Mr. Strasser resigned as Vice President -- Sales on January 3, 2003.

(6) The amount shown represents the amounts paid for term life and disability insurance premiums and matching contributions under the 401(k) feature of the Company's Retirement Savings Plan.

(7) Mr. Ricks was hired as Vice President -- Sales and Marketing on January 6, 2003.

(8) The amount shown represents matching contributions under the 401(k) feature of the Company's Retirement Savings Plan and also reflects Mr. Ricks' car allowance in the amount of $3,625 for fiscal 2003.

(9) Mr. Allen was hired as Vice President -- Operations on March 13, 2003.

OPTIONS

     All of the Company's outstanding stock options have been issued pursuant to plans adopted and approved by the Company's shareholders.

     The following table sets forth information concerning options granted during the fiscal year ended June 30, 2003 under the Company's stock option plans to the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                   INDIVIDUAL GRANTS
                               -----------------------------------------------------------------------------------------
                                                                                          POTENTIAL REALIZABLE VALUE AT
                               NUMBER OF     PERCENTAGE OF                                   ASSUMED ANNUAL RATES OF
                               SECURITIES    TOTAL OPTIONS                                   STOCK PRICE APPRECIATION
                               UNDERLYING      GRANTED TO      PER SHARE                        FOR OPTION TERM(2)
                                OPTIONS       EMPLOYEES IN     EXERCISE     EXPIRATION    ------------------------------
NAME                            GRANTED      FISCAL 2003(1)      PRICE         DATE           5%                 10%
----                           ----------    --------------    ---------    ----------        --                 ---
Robert L. Ricks............        30,000         50.0%          2.85       01/06/13       $53,770            $136,265
Dennis W. Allen............        30,000         50.0%          2.42       03/13/13       $45,658            $115,706

-------------------------
(1) No options were granted to employees under the 1991 Employee Plan, 60,000 options were granted to employees under the 1994 Employee Plan and no options were granted under the 1999 Incentive Stock Option Plan for a total of 60,000. The purpose of the Plans is to provide a financial incentive to key employees who are in a position to make significant contributions to the Company. Options granted pursuant to the 1994 Employee Plan have an exercise price equal to the market price on the date of grant. Generally, these options become exercisable with respect to one-fourth of the shares covered thereby on each anniversary of the date of grant, commencing on the second anniversary thereof.

(2) Potential realizable value is calculated based on an assumption that the price of the Company's Common Stock appreciates at the annual rate shown (5% and 10%), compounded annually, from the date of grant of the option until the end of the option term. The value is net of the exercise price but is not adjusted for the taxes that would be due upon exercise. The 5% and 10% assumed rates of appreciation are mandated by the rules of the SEC and do not in any way represent the Company's estimate or projection of future stock prices.

     The following table sets forth information concerning option exercises and the value of unexercised options held by the Named Executive Officers as of June 30, 2003.

              AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2003 AND
                         FISCAL YEAR-END OPTION VALUES

                                                                                               VALUE OF UNEXERCISED,
                                                               NUMBER OF UNEXERCISED                IN-THE-MONEY
                                                                     OPTIONS AT                      OPTIONS AT
                                   SHARES                          JUNE 30, 2003                  JUNE 30, 2003(1)
                                  ACQUIRED       VALUE      ----------------------------    ----------------------------
NAME                             ON EXERCISE    REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                             -----------    --------    -----------    -------------    -----------    -------------
Eldon P. Rosentrater.........         --            --         27,500          15,000        $  3,300         $ 3,300
Earl R. Refsland.............         --            --        508,125          33,875        $797,756         $53,184
Daniel C. Dunn...............         --            --          7,500          22,500        $  1,275         $ 3,825
Robert L. Ricks..............         --            --             --          30,000              --         $21,600
Dennis W. Allen..............         --            --             --          30,000              --         $34,500

-------------------------
(1) The "Value of Unexercised In-the-Money Options at June 30, 2003" was calculated by determining the difference between the fair market value of the underlying common stock at June 30, 2003 (The Nasdaq closing price of the Allied Healthcare Products, Inc. on June 30, 2003 was $3.57) and the exercise price of the option.

COMPENSATION OF DIRECTORS

     Each director who is not an employee of the Company is entitled to receive an annual fee of $10,000 for his services as a director and additional fees of $750 for attendance at each meeting of the Board of Directors and $300 for attendance at each meeting of committees of the Board of Directors. Directors are also entitled to reimbursement for their expenses in attending meetings.

     1991 DIRECTORS PLAN. The Company's 1991 Directors Plan provides for the granting of options to the Company's directors who are not employees of the Company, for up to 100,000 shares of Common Stock (subject to adjustment in the event of a reorganization, merger, consolidation, stock split, dividend payable in Common Stock, split-up, combination or other exchange of shares).

     The 1991 Directors Plan is administered by a Stock Option Committee of two or more members of the Board of Directors. Directors are not eligible to serve on such committee if such director has been granted an option under the plan during the twelve-month period preceding appointment to the committee, and no option may be granted to a director while serving on the committee.

     Options granted or to be granted under the 1991 Directors Plan may not be exercised for a period of two years from the date of grant and thereafter become exercisable on a cumulative basis in 25% increments beginning on the second anniversary of the date of grant and concluding on the fifth anniversary of the date of grant. All options granted under the 1991 Directors Plan expire ten years from the date of grant.

     Options granted or to be granted under the 1991 Directors Plan are nontransferable, and the exercise price must be equal to the fair market value of the Common Stock on the date of grant as determined pursuant to the 1991 Directors Plan. Upon exercise, the exercise price must be paid in full in cash or such other consideration as the Stock Option Committee may permit, subject to approval by a majority of the directors who have not been granted options under any plan of the Company during the previous twelve months.

     The 1991 Directors Plan provides for the grant of options thereunder for the purchase of 10,000 shares of Common Stock to each eligible director on the date of the Company's initial public offering, each eligible director who subsequently becomes a director, and an additional option to the Chairman of the Board (provided he is an eligible director) with respect to 5,000 shares of Common Stock on the date he is elected to such office. In connection with the adoption of the 1995 Directors Plan, the 1991 Directors Plan was terminated in November 1995.

     1995 DIRECTORS PLAN. The 1995 Directors Plan provides for the granting of non-qualified stock options for up to 150,000 shares of Common Stock (subject to adjustment in the event of a reorganization, merger, consolidation, stock split, dividend payable in Common Stock, split-up, combination or other exchange of shares) to the members of the Board of Directors who are not employees of the Company or any of its subsidiaries.

     Pursuant to the express terms of the 1995 Directors Plan, options to purchase 10,000 shares of Common Stock are granted to each eligible director on the date such person is first elected to the Board of Directors of the Company. An option to purchase an additional 5,000 shares of Common stock is granted to each eligible director on the date such person is first elected to serve as Chairman of the Board of the Company. These options may not be exercised for a period of two years from the date of grant and thereafter become exercisable on a cumulative basis in 25% increments beginning on the second anniversary of the date of grant and concluding on the fifth anniversary thereof.

     In addition, the 1995 Directors Plan provides that options to purchase 1,000 shares of Common stock are granted to each eligible director on the date such person is re-elected to the Board of Directors by the vote of the stockholders, at the annual or other meeting at which directors are elected, and that options to purchase 500 shares of Common Stock are granted to each eligible director on the date such person is elected or re-elected to serve as Chairman of a Committee maintained by the Board of Directors from time to time. These options may not be exercised for a period of one year from the date of grant and thereafter are exercisable in full.

     In recognition of their past service to the Company, the 1995 Directors Plan also provided for the grant of options to purchase 3,000 shares of Common Stock to each eligible director who was serving on the Board of Directors at June 1, 1995 and provided for the grant of options to purchase 500 shares of Common Stock to each eligible director serving as Chairman of a Committee maintained by the Board of Directors at June 1, 1995. Options granted to such directors were not exercisable until June 1, 1996, at which time they became exercisable in full.

     Other options may be granted under the 1995 Directors Plan from time to time pursuant to terms determined by the Board of Directors of the Company. All options granted under the 1995 Directors Plan are nontransferable and subject to certain limitations upon the removal or resignation of the director, as set forth in the 1995 Directors Plan, and expire ten years from the date of grant. No payments or contributions are required to be made by the directors other than in connection with the exercise of options. The 1995 Directors Plan will terminate on November 9, 2005 and no further options may be granted after such date.

     The purchase price for shares of Common Stock to be purchased upon the exercise of options is equal to the last reported sales price per share of Common Stock on the Nasdaq National Market on the date of grant (or the last reported sales price on such other exchange or market on which the Common Stock is traded from time to time). Upon exercise of an option, the exercise price must be paid in full in cash or in kind or a combination thereof, by delivery of shares having a fair market value, or surrender of currently exercisable options having a value on the date of exercise, equal to the portion of the exercise price so paid, as determined by the Board of Directors.

     As adopted, the 1995 Directors Plan was intended to provide formula awards in accordance with certain then-applicable exemptive rules of the SEC and is administered by the Board of Directors, which may delegate administration thereof to a committee of the Board. The Board may, in its discretion, terminate or suspend the 1995 Directors Plan at any time. The Board may also amend or revise the 1995 Directors Plan, or the terms of any option granted under the 1995 Directors Plan, without stockholder approval, provided that such amendment or revision does not, except as otherwise permitted, increase the number of shares reserved for issuance under the 1995 Directors Plan, change the purchase price established or expand the category of individuals eligible to participate in such plan. No amendment, suspension or termination will alter or impair any rights or obligations under any option previously granted with the consent of the grantee. The Company receives no consideration for the grant of options under the 1995 Directors Plan.

     The following table sets forth information with respect to options outstanding under the Directors Plans:

NAME                                             DATE OF GRANT    NUMBER OF SHARES    EXERCISE PRICE PER SHARE
----                                             -------------    ----------------    ------------------------
Brent D. Baird...............................      04/01/99            10,000                  $1.875
                                                   11/12/99             1,500                    2.31
                                                   11/14/00             2,000                    2.75
                                                   11/13/01             2,000                    3.40
                                                   11/15/02             1,500                    2.90
James B. Hickey, Jr. ........................      02/09/98            10,000                    7.25
                                                   02/09/98               500                    7.25
                                                   11/16/98             1,500                    2.50
                                                   11/12/99             1,500                    2.31
                                                    1/14/00             1,500                    2.75
                                                    1/13/01             1,500                    3.40
                                                    1/15/02             1,500                    2.90
William A. Peck..............................      04/29/94            10,000                   15.75
                                                   11/09/95             4,000                   18.25
                                                   11/14/96             1,000                    7.13
                                                   11/17/97             1,000                    7.63
                                                   11/16/98             1,000                    2.50
                                                   04/01/99               500                   1.875
                                                   11/12/99             1,500                    2.31
                                                   11/14/00             1,000                    2.75
                                                   11/13/01             1,000                    3.40
                                                   11/15/02             1,500                    2.90
John D. Weil.................................      08/04/97            10,000                    7.00
                                                   11/17/97             1,000                    7.63
                                                   02/09/98               500                    7.25
                                                   04/01/99             3,750                   1.875
                                                   11/13/01             1,000                    3.40
                                                   11/15/02             1,000                    2.90
                                                                       ------
       Total.................................                          74,750
                                                                       ======

INDEMNIFICATION AND LIMITATION OF LIABILITY

     The Company's Amended and Restated Certificate of Incorporation provides that the Company's directors are not liable to the Company or its stockholders for monetary damages for breach of their fiduciary duties, except under certain circumstances, including breach of the director's duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law or any transaction from which the director derived improper personal benefit. The Company's By-laws provide for the indemnification of the Company's directors and officers, to the full extent permitted by the Delaware General Corporation Law. The company also has indemnification agreements with each officer and director providing for contractual indemnification substantially similar in scope to the provisions of the By-Laws.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Compensation Committee, composed entirely of non-employee, independent members of the Board of Directors, reviews, recommends and approves changes to the Company's compensation policies and program for the chief executive officer, other senior executives and certain key employees. In addition to the delegated authority in areas of compensation, the Committee administers the Company's stock option plans and agreements and recommends to the Board of Directors annual or other grants to be made in connection therewith.

     In the Committee's discharge of its responsibilities, it considers the compensation, primarily of the chief executive officer and the Company's other executive officers, and sets overall policy and considers in general the basis of the levels of compensation of other key employees.

     POLICY AND OBJECTIVES. Recognizing its role as a key representative of the stockholders, the Committee seeks to promote the interests of stockholders by attempting to align management's remuneration, benefits and perquisites with the economic well being of the Company. Since the achievement of operational objectives should, over time, represent the primary determinant of share price, the Committee links elements of compensation of executive officers and certain key employees with the Company's operating performance. In this way, objectives under a variety of compensation programs should eventually reflect the overall performance of the Company. By adherence to the above program, the compensation process should provide for enhancement of stockholder value. Basically, the Committee seeks the successful implementation of the Company's business strategy by attracting and retaining talented managers motivated to accomplish these stated objectives. The Committee attempts to be fair and competitive in its views of compensation. Thus, rewards involve both business and individual performance. The key ingredients of the program consist of base salary, annual cash incentives and long range incentives consisting of stock options.

     BASE SALARY. Base salaries for the chief executive officer, as well as other executive officers of the Company, are determined primarily based on performance. Generally, the performance of each executive officer is evaluated annually and salary adjustments are based on various factors including revenue growth, earnings per share improvement, increases in cash flow, new product development, market appreciation for publicly traded securities, reduction of debt and personal performance. In addition, the Committee compares salary data for similar positions in companies that match the Company's size in sales and earnings and utilizes such data as a factor in setting base salaries. Specific reference is made to the annual salary survey published by the Health Industry Manufacturers Association. Validation of this data is performed by an independent nationally recognized compensation consultant. The Committee approves base salary adjustments for the executive officers, including the chief executive officer.

     CASH INCENTIVE COMPENSATION. To reward performance, the chief executive officer and other executive officers are eligible for annual cash bonuses. The actual amount of incentive compensation paid to each executive officer is predicated on an assessment of each participant's relative role in achieving the annual financial objectives of the Company as well as each such person's contributions of a strategic nature in maximizing stockholder value.

     STOCK-BASED INCENTIVES. The Company's Employee Plans provide a long-term incentive program for the chief executive officer, other executive officers and certain other key employees. The basic objective of these plans is the specific and solid alignment of executive and stockholder interests by forging a direct relationship between this element of compensation and the stockholders' level of return. These programs represent a desire by the Company to permit executives and other key employees to obtain an ownership position and a proprietary interest in the Company's Common Stock.

     Under these plans, approved by the stockholders, the Committee periodically recommends to the Board of Directors grants of stock options by the Board of Directors. Generally, the Committee attempts to reflect upon the optionee's potential impact on corporate financial and operational performance in the award of stock options.

                                          Compensation Committee
                                          James B. Hickey, Jr.
                                          Brent D. Baird
                                          William A. Peck

                               PERFORMANCE GRAPH

                     COMPARISON OF CUMULATIVE TOTAL RETURNS

     The following table presents the cumulative return for the Company, the CRSP Index for Nasdaq Stock Market (US Companies) and an index comprised of four companies which the Company believes to present a representative peer group of the Company. The Nasdaq and the peer group data have been provided by the Center for Research in Security Prices, Chicago, Illinois, without independent verification by the Company.

                               (PERFORMANCE GRAPH

                                                        LEGEND
SYMBOL                       CRSP TOTAL RETURNS INDEX FOR:     06/99    06/99    06/00    06/01    06/02    06/03

(LEGEND)                   Allied Healthcare Products, Inc.    100.00    35.58    69.23    66.67    89.01    73.23

                           Nasdaq Stock Market (US Companies)  100.00   143.67   212.43   115.46    78.65    87.33
                           Self-Determined Peer Group          100.00    97.48   103.26   161.55   167.70   164.68

Companies in the Self-Determined Peer Group

    CHAD THERAPEUTICS INC.            CRITICARE SYSTEMS INC.
    INVACARE CORP.                    RESPIRONICS INC.

NOTES:

     A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

     B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

     C. If the monthly interval, based on the fiscal year-end, is not a trading day, the proceeding trading day is used.

     D. The index level for all series was set to $100.00 on 06/30/1998.

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee (the "Committee") oversees the Company's financial reporting process on behalf of the Board of Directors. (The Audit Committee Charter, as amended and restated at in May 2003, is attached as an Appendix to this Proxy Statement.). Management has the primary responsibility for the consolidated financial statements and the reporting process including the system of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited consolidated financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements.

     The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors' independence.

     The Committee discussed with the Company's independent auditors the overall scope and plans for their respective audits. The Committee meets with the independent auditors and management to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held three
(3) meetings during fiscal year 2003. A sub-committee of the Audit Committee met three (3) times during fiscal year 2003 for the specific purposes of reviewing the quarterly financial results and press releases.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended June 30, 2003 for filing with the Securities and Exchange Commission.
                                          Audit Committee
                                          John D. Weil
                                          William A. Peck
                                          Brent D. Baird

     John D. Weil, Chairman of the Board, is not deemed to be an independent director for purposes of the standards adopted by the NASD and NASDAQ relating to the composition of audit committees due to his position as an officer of the Company and the substantial share ownership position held by Woodbourne Partners and Clayton Management Company. It is the Company's view that Mr. Weil's membership on the audit committee constitutes an exceptional and limited circumstance to the independence requirements because Mr. Weil can provide significant expertise and service not otherwise currently available to the Company and therefore Mr. Weil may, in the Company's view be appointed to the Audit Committee pursuant to NASD Rule 4350(d)(2)(B). In this connection, the Company notes that Mr. Weil's service as an independent director and audit committee member on other boards of directors provides an important level of financial experience to the audit committee. The Company does not engage in transactions with Clayton Management Company or Woodbourne Partners.

     Under the revised standards adopted by NASDAQ implementing provisions of the Sarbanes-Oxley Act of 2002 amending the federal securities laws, and under the Company's restated Audit Committee Charter, Mr. Weil is not eligible for continued service on the Audit Committee and will be replaced effective as of the date of the Annual Meeting of Shareholders.

                  AUDITOR INDEPENDENCE AND RELATED INFORMATION

     PricewaterhouseCoopers LLP has no direct or indirect material financial interest in the Company or its subsidiaries. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting and will be given the opportunity to make a statement on the firm's behalf if they so desire. The representatives also will be available to respond to appropriate questions raised by those in attendance at the meeting.

AUDIT FEES

     Fees to PricewaterhouseCoopers LLP for the audit of the Company's annual financial statements for the fiscal year ended June 30, 2003 and their reviews of the Company's Quarterly Reports on Form 10-Q filed during the last fiscal year are $137,500 of which an aggregate amount of $82,500 has been billed through June 30, 2003.

ALL OTHER FEES

     Fees to PricewaterhouseCoopers LLP for their review of the Company's income tax provisions, preparation of the Company's federal and state income tax returns and audit of the Company's Retirement Income Savings Plan are $62,800, none of which has been billed through June 30, 2003.

     The Audit Committee has considered whether the provision of the services described above under the caption "All Other Fees" is compatible with maintaining PricewaterhouseCoopers LLP's independence.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of common stock and other equity securities of the Company. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms which they file.

     To the Company's knowledge, based solely on review of information furnished to the Company, reports filed through the Company and representations that no other reports were required, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than ten percent beneficial owners were complied with during the year ended June 30, 2003.

                               OTHER INFORMATION

     On August 21, 1996, the Board of Directors entered into a Rights Agreement pursuant to which one preferred stock purchase right (a "Right") per share of Common Stock was distributed as a dividend to stockholders of record on the close of business on September 4, 1996. Each Right, when exercisable, will entitle the holder thereof to purchase one one-hundredth of a share of Series A Preferred Stock at a price of $40.00 per share. The Rights will be exercisable only if a person or group acquires 25% or more of the outstanding shares of Common Stock of the Company or announces a tender offer following which it would hold 25% or more of such outstanding Common Stock. The Rights entitle the holders, other than the acquiring person, to purchase Common Stock having a market value of two times the exercise price of the Right. If, following the acquisition by a person or group of 25% or more of the Company's outstanding shares of Common Stock, the Company were acquired in a merger or other business combination, each Right would be exercisable for that number of the acquiring company's shares of common stock having a market value of two times the exercise price of the Right. The Company may redeem the Rights at one cent per Right at any time until ten days following the occurrence of an event that causes the Rights to become exercisable for Common Stock. The Rights expire in ten years.

     For more information concerning the Rights Agreement and the Rights, reference is hereby made to the Company's Current Report on Form 8-K dated August 7, 1996 which was filed with the SEC.

                            SOLICITATION OF PROXIES

     The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by officers, directors and regular employees of the Company personally or by telephone or facsimile for no additional compensation. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to beneficial owners of the stock held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred by them in so doing.

                 STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

     The rules of the SEC currently provide that stockholder proposals for the 2004 Annual Meeting must be received at the Company's principal executive office not less than 120 calendar days prior to the anniversary date of the release of the Company's proxy statement to stockholders in connection with the 2003 Annual Meeting to be considered by the Company for possible inclusion in the proxy materials for the 2004 Annual Meeting.

                             FINANCIAL INFORMATION

     The Company's 2003 Annual Report is being mailed to the stockholders on or about the date of mailing this Proxy Statement. The Company will provide without charge to any record or beneficial stockholder as of October 1, 2003, who so requests in writing, a copy of such 2003 Annual Report or the Company's 2003 Annual Report on Form 10-K (without exhibits), including the financial statements and the financial statement schedules, filed with the SEC. Any such request should be directed to Allied Healthcare Products, Inc., 1720 Sublette Avenue, St. Louis, Missouri 63110, Attention: Chief Financial Officer.

     The Company's reports filed with the SEC, together with ownership and transaction reports of officers, directors and certain shareholders, are available, together with additional information, at the Company's internet website: www.alliedhpi.com.

                                 OTHER MATTERS

     The Board of Directors of the Company is not aware of any other matters to come before the meeting. If any other matters should come before the meeting, the persons named in the enclosed proxy intend to vote the proxy according to their best judgment.

     You are urged to complete, sign, date and return your proxy to make certain your shares of Common Stock will be voted at the 2003 Annual Meeting. For your convenience in returning the proxy, an addressed envelope is enclosed, requiring no additional postage if mailed in the United States.

                                          By Order of the Board of Directors,

                                          -s- Earl R. Refsland
                                          Earl R. Refsland
                                          Chief Executive Officer

October 13, 2003

APPENDIX

                         CHARTER OF THE AUDIT COMMITTEE

     The Audit Committee of Allied Healthcare Products, Inc. is a standing committee of the Board of Directors of the Corporation established by action of the Board permitted under the By-Laws of the corporation and the Delaware General Corporation Law. The primary objective and role of the Audit Committee is to assist the Board in fulfilling the Board's responsibilities by reviewing
(i) the financial information provided by the corporation to shareholders and others, (ii) the accounting practices and principles followed by the corporation, and (iii) the process by which financial information is generated and audited. It is intended that such review shall address the appropriateness and quality of the corporation's financial reporting as well as its adequacy and accuracy.

     This Charter has been adopted by the Members of the Audit Committee and confirmed by the Board of Directors of the corporation. No amendment to the Charter or action of the Board of Directors which would limit or restrict the duties, responsibilities, powers and rights of the Audit Committee or which would alter the qualifications for membership on the Audit Committee shall be effective without the consent of a majority of the members of the Audit Committee.

     The Audit Committee shall consist of at least three members of the Board of Directors appointed annually by the full Board of Directors following its first meeting subsequent to its election at the Annual Meeting of Shareholders of the corporation. Each person appointed to membership on the Audit Committee shall be independent of management of the corporation in accordance with criteria established by the principal market for the corporation's Common Stock. Each person appointed to membership on the Audit Committee shall be financially literate and at least one member shall have accounting or related financial management expertise. The Audit Committee may select from its members a Chairman.

     The Audit Committee shall exercise an oversight function with respect to the corporation's preparation and dissemination of financial information and shall report on such topics to the Board of Directors. This review function to be performed by the Audit Committee is not intended to relieve the corporation's financial management executives from responsibility for maintaining and presenting financial information nor to relieve the corporation's independent auditors from their responsibilities. The goal of the Audit Committee's activities is to maintain free and open communications among the corporation's directors, independent auditors, and internal financial management and accounting staffs as a means of achieving full and fair financial disclosure.

     The Company shall provide appropriate funding to be used as determined in the discretion of the Audit Committee to provide for the payment of compensation
(i) to the Company's independent auditors in connection with the issuing of such auditors' report upon the financial statements of the Company and (ii) to such independent counsel or other advisers as may be deemed necessary or appropriate by the Audit Committee in fulfilling its role hereunder.

     Although it is expected that the Audit Committee will adopt flexible policies and procedures in order to address changing conditions and concerns, it is expected that the following tasks will be performed by the Audit Committee on a recurring basis:

     - The Audit Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The Audit Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The Audit Committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board or as required by the Public Company Accounting Oversight Board. The Audit Committee shall review in advance and authorize any non-audit services to be performed by the Company's independent auditors and in connection therewith shall evaluate the impact of such services on the auditors' independence. Annually, the Audit Committee shall review and recommend to the board the selection of the Company's independent auditors.

     - The Audit Committee shall discuss with management and the independent auditors the overall scope and plans for the audit including the adequacy of staffing and compensation. The Audit Committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. The Audit Committee shall meet separately with the independent auditors, with the Company's internal auditors and with internal accounting personnel, with and without management present, to discuss the results of their respective examinations. The Audit Committee shall annually review the performance, staffing and resources of the Company's internal audit staff.

     - The Audit Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. The Audit Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chairman of the Audit Committee may represent the entire committee for the purposes of such reviews.

     - The Audit Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. The Audit Committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

     The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

     The Audit Committee shall report to the Board of Directors on its activities not less frequently than quarterly and shall provide a summary report for inclusion in the Company's proxy statement for its annual meeting in accordance with applicable disclosure regulations.

(as amended and restated in May 2003)

PROXY


                        ALLIED HEALTHCARE PRODUCTS, INC.

               ANNUAL MEETING OF STOCKHOLDERS - NOVEMBER 15, 2002

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                        BOARD OF DIRECTORS OF THE COMPANY

         The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of Allied Healthcare Products, Inc. (the "Company"), each dated October 13, 2003, and the Annual Report to Stockholders on Form 10-K, for the fiscal year ended June 30, 2003, and appoints Earl R. Refsland and Daniel C. Dunn as the proxies and attorneys-in-fact, with full power of substitution on behalf and in the name of the undersigned at the 2003 Annual Meeting of Stockholders of the Company to be held on November 14, 2003 at 9:00 a.m., Central Time, at the Corporate Headquarters of Allied Healthcare Products, Inc. 1720 Sublette, St. Louis, Missouri, and any adjournments thereof with the same effect as if the undersigned were present and voting such shares, on the following matters and in the following manner:



A  [X]     PLEASE MARK YOUR
           VOTES AS IN THIS
           EXAMPLE


                       FOR all nominees         WITHHOLD         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR"
                       listed at right         AUTHORITY         ALL NOMINEES LISTED IN PROPOSAL:
                     (except as marked   to vote all nominees
                      to the contrary)      listed at right

1.  To elect the            [  ]                [  ]           Nominees:   Brent D. Baird
    person listed                                                          James B. Hickey, Jr.
    at right as                                                            Dr. William A. Peck
    directors of the                                                       Earl S. Refsland
    company to serve for a term of one year or until                       John D. Weil
    their successors are elected and qualified.


2. To transact such other business as may properly come before the meeting or any adjournment thereof, according to the proxies' discretion, and in their discretion.

    (INSTRUCTIONS: To withhold authority to vote                                     PLEASE MARK THE FOLLOWING BOX
    for any individual nominee, strike a line through                                IF YOU PLAN TO ATTEND THE MEETING    [  ]
    the nominee's name on the list at right.)


    Signature ______________________________________________________________________________  Date _________________________

    NOTE:      Please sign exactly as your name appears on this proxy card.  If stock is held jointly, both should sign.
               When signing as attorney, executor, trustee or guardian, please give your full name.
